EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Shares of the Company during the past 60 days. Such transactions involved the purchase or sale of shares on the NASDAQ Global Select Market. Certain of the prices reported below reflect the weighted average purchase or sale price of the shares of Common Shares purchased or sold on the relevant date. The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Shares
11/7/2016	Sale	$9.4626	[1]	4100
11/8/2016	Sale	$9.6873	[2]	1300
11/9/2016	Sale	$10.1382	[3]	2600
11/10/2016	Sale	$10.3615	[4]	2638
11/11/2016	Sale	$10.4270	[5]	5489
11/14/2016	Sale	$10.6268	[6]	1000
11/15/2016	Sale	$10.0685	[7]	3700
11/16/2016	Sale	$10.5091	[8]	1875
11/17/2016	Sale	$10.7992	[9]	1800
11/18/2016	Sale	$10.5189	[10]	4255
11/21/2016	Sale	$10.3348	[11]	9881
11/22/2016	Sale	$10.6011	[12]	3344
11/23/2016	Sale	$10.6172	[13]	4475
11/25/2016	Sale	$10.4854	[14]	1300
11/28/2016	Sale	$10.6406	[15]	4000
11/29/2016	Sale	$10.5775	[16]	2573
11/30/2016	Sale	$10.2807	[17]	4100
12/1/2016	Sale	$10.1587	[18]	3348
12/2/2016	Sale	$10.0156	[19]	1700
12/5/2016	Sale	$10.0280	[20]	4323
12/6/2016	Sale	$9.6607	[21]	7412
12/7/2016	Sale	$9.8820	[22]	15000
12/8/2016	Sale	$10.1319	[23]	17104
12/9/2016	Sale	$10.2711	[24]	5000
12/12/2016	Sale	$10.4590	[25]	8539
12/13/2016	Sale	$10.6007	[26]	4205
12/14/2016	Sale	$10.3514	[27]	4320
12/15/2016	Sale	$10.4538	[28]	5700
12/16/2016	Sale	$10.2462	[29]	8300
12/19/2016	Sale	$10.3290	[30]	4005
12/20/2016	Sale	$10.5059	[31]	2715
12/21/2016	Sale	$10.6530	[32]	3301
12/22/2016	Sale	$10.4333	[33]	900
12/23/2016	Sale	$10.4105	[34]	3814
12/27/2016	Sale	$10.2431	[35]	946
12/28/2016	Sale	$10.3307	[36]	3067
12/29/2016	Sale	$10.3464	[37]	2576
12/30/2016	Sale	$10.3364	[38]	1049
1/3/2017	Sale	$10.7411	[39]	5915
1/4/2017	Sale	$10.5474	[40]	10000
1/5/2017	Purchase	$10.6500		182
1/5/2017	Sale	$10.6499	[41]	10001
1/6/2017	Sale	$10.6940	[42]	5535

1 This transaction was executed in multiple trades at prices ranging from $9.36 – 9.645.

2 This transaction was executed in multiple trades at prices ranging from $9.47 – 9.76.

3 This transaction was executed in multiple trades at prices ranging from $9.82 – 10.425.

4 This transaction was executed in multiple trades at prices ranging from $10.13 – 10.535.

5 This transaction was executed in multiple trades at prices ranging from $10.04 – 10.75.

6 This transaction was executed in multiple trades at prices ranging from $10.49 – 10.80.

7 This transaction was executed in multiple trades at prices ranging from $9.92 – 10.33.

8 This transaction was executed in multiple trades at prices ranging from $10.18 – 10.77.

9 This transaction was executed in multiple trades at prices ranging from $10.64 – 10.95.

10 This transaction was executed in multiple trades at prices ranging from $10.42 – 10.84.

11 This transaction was executed in multiple trades at prices ranging from $10.17 – 10.57.

12 This transaction was executed in multiple trades at prices ranging from $10.25 – 10.82.

13 This transaction was executed in multiple trades at prices ranging from $10.48 – 10.92.

14 This transaction was executed in multiple trades at prices ranging from $10.36 – 10.67.

15 This transaction was executed in multiple trades at prices ranging from $10.44 – 10.72.

16 This transaction was executed in multiple trades at prices ranging from $10.40 – 10.92.

17 This transaction was executed in multiple trades at prices ranging from $10.16 – 10.48.

18 This transaction was executed in multiple trades at prices ranging from $10.00 – 10.52.

19 This transaction was executed in multiple trades at prices ranging from $9.91 – 10.155.

20 This transaction was executed in multiple trades at prices ranging from $9.98 – 10.15.

21 This transaction was executed in multiple trades at prices ranging from $9.50 – 9.91.

22 This transaction was executed in multiple trades at prices ranging from $9.68 – 10.17.

23 This transaction was executed in multiple trades at prices ranging from $10.01 – 10.34.

24 This transaction was executed in multiple trades at prices ranging from $10.11 – 10.375.

25 This transaction was executed in multiple trades at prices ranging from $10.06 – 10.645.

26 This transaction was executed in multiple trades at prices ranging from $10.43 – 10.705.

27 This transaction was executed in multiple trades at prices ranging from $10.21 – 10.50.

28 This transaction was executed in multiple trades at prices ranging from $10.31 – 10.67.

29 This transaction was executed in multiple trades at prices ranging from $10.15 – 10.48.

30 This transaction was executed in multiple trades at prices ranging from $10.19 – 10.51.

31 This transaction was executed in multiple trades at prices ranging from $10.20 – 10.6775.

32 This transaction was executed in multiple trades at prices ranging from $10.58 – 10.775.

33 This transaction was executed in multiple trades at prices ranging from $10.32 – 10.61.

34 This transaction was executed in multiple trades at prices ranging from $10.26 – 10.67.

35 This transaction was executed in multiple trades at prices ranging from $10.19 – 10.30.

36 This transaction was executed in multiple trades at prices ranging from $10.15 – 10.49.

37 This transaction was executed in multiple trades at prices ranging from $10.17 – 10.62.

38 This transaction was executed in multiple trades at prices ranging from $10.28 – 10.385.

39 This transaction was executed in multiple trades at prices ranging from $10.42 – 10.875.

40 This transaction was executed in multiple trades at prices ranging from $10.37 – 10.81.

41 This transaction was executed in multiple trades at prices ranging from $10.42 – 10.725.

42 This transaction was executed in multiple trades at prices ranging from $10.61 – 10.78.